UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada (State or Other Jurisdiction of Incorporation)	001-32001 (Commission File Number)	98-1136802 (I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada (Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2024, Aptose Biosciences Inc. (the “Company”) entered into an Amended and Restated Warrant to Purchase Common Shares (the “Amended Warrant Agreement”) with Hanmi Pharmaceutical Co., Ltd. (“Hanmi”) in order to comply with Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”).

The Company and Hanmi entered into the original warrant to acquire common shares on January 25, 2024 (the “Original Warrant Agreement”) in connection with a certain subscription agreement (the “Hanmi Transaction”). However, the Original Warrant Agreement did not expressly prohibit the exercise of the warrants if the shares to be issued in connection with such exercise, combined with other shares purchased in the Hanmi Transaction, would exceed 19.99% of the Company’s outstanding Shares at the time of the closing of the Hanmi Transaction (the “Nasdaq 19.99% Cap”). As a result, the Company and Hanmi agreed to enter into the Amended Warrant Agreement which includes a provision that prohibits the exercise of the warrants in excess of the Nasdaq 19.99% Cap, unless shareholder approval is first obtained to exceed the Nasdaq 19.99% Cap.

In connection with the Amended Warrant Agreement, Hanmi received 2,339,181 warrants at an exercise price of $1.71 per common share. Each warrant will be exercisable until the date that is five years from the date of issuance.

The foregoing description of the Amended Warrant Agreement is qualified in its entirety by reference to the Amended Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the common shares to Hanmi upon the exercise of the Amended Warrant Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) promulgated under the Securities Act.

Item 8.01	Other Events

On April 25, 2024, the Company received a letter (the “April Letter”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company of the Staff’s determination that the Company has regained compliance with Nasdaq Listing Rule 5635(d).

As previously reported in the Company’s Current Report on Form 8-K filed on March 1, 2024, the Company received a letter on February 29, 2024 from the Staff notifying the Company that it had violated Listing Rule 5635(d) because the Company did not obtain shareholder approval for the Hanmi Transaction. Nasdaq stated that completion of the Hanmi Transaction involved the issuance of greater than 20% of the issued and outstanding common shares of the Company at a discount to the Nasdaq official closing price on January 25, 2024, the date of the subscription agreement between the Company and Hanmi.

In its April Letter, the Staff stated that it has determined that the Company has regained compliance with Listing Rule 5635(d) as a result of the Amended Warrant Agreement. Accordingly, the Staff has determined that the matter is now closed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Amended Warrant Agreement

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: April 26, 2024	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer